UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2010

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

700 Building

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	The Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) periodically reviews participants in the NCR Change in Control Severance Plan (the “Plan”). As part of its most recent review, the Committee expanded the participants, effective as of February 23, 2010, to include any officer who serves as our Interim Chief Financial Officer. Individuals who serve as our Chief Financial Officer have traditionally participated in the Plan, and the Committee believes that it is appropriate to extend the same benefits to individuals who serve in an interim capacity. Robert Fishman (“Mr. Fishman”) currently serves as our Interim Chief Financial Officer and, as a result, became a participant in the Plan as of February 23, 2010.

Mr. Fishman will participate in the Plan at a Tier II benefit level on the same terms and conditions as similarly-situated executives; however, he will not be entitled to a tax gross-up for any excise or related taxes imposed on payments under the Plan. The Plan was amended in January 2010 to eliminate the tax gross-up provision for new participants in the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: February 26, 2010	By:	/s/ Nelson F. Greene
Nelson F. Greene
Secretary